SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8–K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): November 5, 2002

Emerson Electric Co.
(Exact Name of Registrant as Specified in Charter)

Missouri	1–278	43–0259330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8000 West Florissant Avenue St. Louis, Missouri		63136
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (314) 553–2000

Item 9.     Regulation FD Disclosure.

The following information is provided to supplement the fourth quarter and fiscal year earnings released on November 5, 2002.

Other deductions/(income), net by quarter for fiscal 2002 are provided as follows (dollars in millions):

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	FY 2002

Gains from divestitures	$ (85)	(93)	(46)	(7)	(231)
Amortization of intangibles	7	7	7	7	28
Rationalization of operations	53	55	50	49	207
Other	14	33	24	29	100

Total	$ (11)	2	35	78	104

Rationalization of operations by quarter for fiscal 2002 by business segment is provided as follows (dollars in millions):

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	FY 2002

Process Control	$ 7	8	5	7	27
Industrial Automation	6	6	13	8	33
Electronics & Telecommunications	12	15	19	25	71
HVAC	8	5	1	12	26
Appliance and Tools	10	9	11	19	49
Corporate	10	12	1	(22)	1

Total	$ 53	55	50	49	207

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)
Date: November 6, 2002	By:	/s/ Walter J. Galvin
Walter J. Galvin Executive Vice President and Chief Financial Officer

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